POWER OF ATTORNEY

    The undersigned officer and director of Nicholas Family of Funds, Inc. (the "Company") hereby appoints Jeffrey T. May, as attorney-in-fact and agent, with the power, to execute, and to file any of the documents referred to below relating to the initial registration of the Company as an investment company under the Investment Company Act of 1940, as amended (the "Act") and the registration of the Company’s securities under the Securities Act of 1933, as amended (the "Securities Act") including the Company’s Registration Statement on Form N-1A, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to the said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

    The undersigned officer and director hereby executes this Power of Attorney as of this 10th day of October, 2001.

Name	Title

/s/ David O. Nicholas	President, Director
David O. Nicholas